FORM OF WARRANT CERTIFICATE

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT AGENT AS PROVIDED HEREIN VOID AFTER 5 P.M.
New York City time, ON                , 2019.

USELL.COM, INC.

WARRANT CERTIFICATE REPRESENTING

WARRANTS TO PURCHASE

COMMON STOCK, PAR VALUE $0.0001 PER SHARE

No. ______	__________ Warrants

This certifies that __________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time on or after the date of issuance and on or before 5 p.m., New York City time, on the fifth anniversary of the date of issuance (the “Expiration Date”), __________ shares of Common Stock, par value $ 0.0001 per share (the “Warrant Securities”), of uSell.com, Inc. (the “Company”) at the exercise price per Warrant Security of $               , subject to adjustment as provided in the Warrant Agreement (as hereinafter defined) (the “Warrant Price”).

The Holder (as hereinafter defined) may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, in lawful money of the United States of America, by certified or official bank check payable to the Company, or by bank wire transfer in immediately available funds, the Warrant Price for each Warrant Security with respect to which this Warrant is exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the “Warrant Agent”), which is, on the date hereof, at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined). The term “Holder” as used herein shall mean the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4 of the Warrant Agreement.

At all times prior to the Expiration Date, the Company shall use its best efforts to maintain the effectiveness of the registration statement and current prospectus covering the shares underlying the Warrants. At any time, and only at such time or times, that the Company does not have an effective registration statement and current prospectus on file with the Securities and Exchange Commission covering the shares underlying the Warrants, the Holder may exercise this Warrant by surrendering such number of shares of Common Stock received upon exercise of this Warrant with an aggregate Fair Market Value (as defined below) equal to the Purchase Price, as described in the following paragraph (a “Cashless Exercise”).

If the Holder elects to conduct a Cashless Exercise, the Company shall cause to be delivered to the Holder a certificate or certificates representing the number of shares of Common Stock computed using the following formula:

X = Y (A-B)
                       A
Where:

X = the number of shares of Common Stock to be issued to the Holder;

Y = the portion of the Warrant (in number of shares of Common Stock) being exercised by the Holder (at the date of such calculation);

A = the Fair Market Value (as defined below) of one share of Common Stock; and

B = Exercise Price (as adjusted to the date of such calculation).

For purposes of this Warrant, Fair Market Value shall mean: (i) if the principal trading market for such securities is a national securities exchange, the Over-the-Counter Bulletin Board or the OTC Markets (or a similar system then in use), the last reported sales price on the principal market on the last trading day immediately prior to the date such Warrant is surrendered for exercise; or (ii) if (i) is not applicable, and if bid and ask prices for shares of Common Stock are reported by the principal trading market, the average of the high bid and low asked prices so reported for the trading day immediately prior to such Exercise Date. Notwithstanding the foregoing, if there is no last reported sales price or bid and ask prices, as the case may be, for the day in question, then Fair Market Value shall be determined as of the latest day prior to such day for which such last reported sales price or bid and asked prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the Fair Market Value shall be determined in good faith by and reflected in a formal resolution of the board of directors of the Company.

The Warrants evidenced by this Warrant Certificate may be exercised to purchase a whole number of Warrant Securities in registered form.  Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate evidencing Warrants for the number of Warrant Securities remaining unexercised.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of June         , 2014 (the “Warrant Agreement”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof.  Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

Transfer of this Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent by the registered owner or such owner’s assigns, in the manner and subject to the limitations provided in the Warrant Agreement.

After countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates representing Warrants for the same aggregate number of Warrant Securities.

This Warrant Certificate shall not entitle the Holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of dividends or distributions, if any, on the Warrant Securities (except to the extent set forth in the Warrant Agreement) or to exercise any voting rights.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name and on its behalf by the facsimile signatures of its duly authorized officers.

[Signature page follows]

Dated:
uSell.com, Inc., as Company

By:
	Name:	Daniel Brauser
	Title:	Chief Executive Officer

COUNTERSIGNED

__________, as Warrant Agent

By:
Name:
Title:
ATTEST:

[REVERSE OF WARRANT CERTIFICATE]

(Instructions for Exercise of Warrant)

To exercise any Warrants evidenced hereby for Warrant Securities (as hereinafter defined), the Holder must pay, in lawful money of the United States of America, by certified or official bank check payable to the Company, or by bank wire transfer in immediately available funds, the Warrant Price in full for Warrants exercised, to __________ [address of Warrant Agent], Attention: __________, which payment must specify the name of the Holder and the number of Warrants exercised by such Holder.  In addition, the Holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth above.  This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the payment.

 (To be executed upon exercise of Warrants)

The undersigned hereby irrevocably elects to exercise __________ Warrants, evidenced by this Warrant Certificate, to purchase __________ shares of the Common Stock, par value $0.0001 per share (the “Warrant Securities”), of uSell.com, Inc. and represents that he or she has tendered payment for such Warrant Securities, in lawful money of the United States of America, by certified or official bank check payable to the Company, by bank wire transfer in immediately available funds (or if there is not an effective registration statement and correct prospectus, by a cashless exercise), to the order of uSell.com, Inc., do [insert name and address of Warrant Agent], in the amount of $                in accordance with the terms hereof.  The undersigned requests that said Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate evidencing the Warrants for the number of Warrant Securities remaining unexercised be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:	Name:
Please Print
Address:

(Insert Social Security or Other Identifying Number of Holder)
Signature Guaranteed:

Signature

(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a FINRA member firm).

This Warrant may be exercised at the following addresses:

By hand at:

By mail at:

ASSIGNMENT

[Form of assignment to be executed if Warrant Holder desires to transfer Warrant]

FOR VALUE RECEIVED, ______________ hereby sells, assigns and transfers unto:

(Please print name and address including zip code)	Please print Social Security or other identifying number

the right represented by the within Warrant to purchase shares of Common Stock of uSell.com, Inc. to which the within Warrant relates and appoints attorney _____________ to transfer such right on the books of the Warrant Agent with full power of substitution in the premises.

Dated:	Name:
Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Signature Guaranteed:

Signature